EXHIBIT 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

Entity Name	Jurisdiction Organized
Buy Efficient, L.L.C.	Delaware
IHC GP, L.L.C.	Delaware
Kahler E&P Partners Lessee Inc.	Delaware
Kahler E&P Partners L.P. I	Delaware
Kahler SPM, Inc.	Delaware
Rochester BevFlow, Inc.	Delaware
Rochester Res Lessee, Inc.	Delaware
Rochester RIBM Lessee, Inc.	Delaware
RTS Lessee, Inc.	Delaware
SHP DT Bevflow, Inc.	Delaware
SHP Lessee Corp.	Delaware
SHP Lessee II Corp.	Delaware
SHP Lessee III Corp.	Delaware
SHP Ogden LLC	Delaware
Sun Houston, Inc.	Delaware
Sun Houston, LLC	Delaware
Sun Manhattan, LLC	Delaware
Sunstone Chandler, LLC	Delaware
Sunstone Holdco 1, LLC	Delaware
Sunstone Hotel Management, L.L.C.	Delaware
Sunstone Hotel Partnership, LLC	Delaware
Sunstone Hotel TRS Lessee, Inc.	Delaware
Sunstone Hotels, LLC	Delaware
Sunstone Napa Lessee Corp.	Delaware
Sunstone Napa, L.L.C.	Delaware
Sunstone OP Properties L.L.C.	Delaware
Sunstone Hotels Rochester, L.L.C.	Delaware
Sunstone Outparcel, L.L.C.	Delaware
Sunstone SH Hotels L.L.C.	Delaware
Sunstone Windy Hill, L.L.C.	Delaware
Sunstone Windy Hills Lessee, Inc.	Delaware
Sunstone/WB Manhattan Beach Lessee, Inc.	Delaware
TTS Facilities, LLC	Delaware
WB Grand Rapids Hotels, Inc.	Delaware
WB Grand Rapids SPM, Inc.	Delaware
WB Grand Rapids, Inc.	Delaware
WB Grand Rapids, LLC	Delaware
WB Ontario, Inc.	Delaware
WB Ontario, LLC	Delaware
WB Sunstone-Boise, Inc.	Delaware
WB Sunstone-Boise, LLC	Delaware
WB Sunstone-Hollywood, Inc.	Delaware

Entity Name	Jurisdiction Organized
WB Sunstone-Hollywood, LLC	Delaware
WB Sunstone-Lake Oswego, Inc.	Delaware
WB Sunstone-Lake Oswego, LLC	Delaware
WB Sunstone-Portland, Inc.	Delaware
WB Sunstone-Portland, LLC	Delaware
WB Sunstone-Riverside, Inc.	Delaware
WB Sunstone-Riverside, LLC	Delaware
WB Sunstone-Windy Hills LLC	Delaware
Westbrook Hotel Co-Investment Partners IV, L.L.C.	Delaware
Westbrook Hotel Partners IV, L.L.C.	Delaware
WHP BevFlow, LLC	Texas
WHP Ground Lessor, L.P.	Delaware
WHP Hotel Lessee-1, Inc.	Delaware
WHP Hotel Lessee-2, Inc.	Delaware
WHP Hotel Lessee-2A, Inc.	Delaware
WHP Hotel Lessee-3, Inc.	Delaware
WHP Hotel Owner-1, L.P.	Delaware
WHP Hotel Owner-2A, L.L.C.	Delaware
WHP Hotel Owner-2B, L.L.C.	Delaware
WHP Hotel Owner-3, L.P.	Delaware
WHP Hotel Owner-3A, L.L.C.	Delaware
WHP Junior Mezz Borrower-1, L.L.C.	Delaware
WHP Junior Mezz Borrower-2, L.L.C.	Delaware
WHP Junior Springing Member-1, Inc.	Delaware
WHP Junior Springing Member-2, Inc.	Delaware
WHP Manager-1, L.L.C.	Delaware
WHP Manager-3, L.L.C.	Delaware
WHP Mezz Borrower-1, L.L.C.	Delaware
WHP Mezz Borrower-2, L.L.C.	Delaware
WHP Springing Member-1, Inc.	Delaware
WHP Springing Member-2 Inc.	Delaware
WHP Springing Member-3, Inc.	Delaware
WHP Texas Beverage-1, Inc.	Texas
WHP Texas Beverage-2, Inc.	Texas